SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 26, 2004

AMERICA FIRST APARTMENT INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland                  000-49986

(State of Formation) (Commission File Number)

                47-0858301

(IRS Employer Identification Number)

    1004 Farnam Street, Suite 400

           Omaha, Nebraska                          68102

(Address of principal executive offices) (Zip Code)

                    (402) 444-1630

(Registrants' telephone number, including area code)

               Not applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

(a) On May 26, 2004, the shareholders of America First Apartment Investors, Inc. (the "Registrant") approved a merger with America First Real Estate Investment Partners, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the Agreement and Plan of Merger entered into by the Registrant and the Partnership on November 25, 2003 (the "Merger Agreement"). The merger will become effective at 12:01 a.m. Eastern Time on June 3, 2004. As a result of the merger, the Partnership will be merged with and into the Registrant. The Registrant will be the surviving company and will acquire all of the assets of the Partnership, including 14 multifamily apartment properties containing 2,783 rental units located in Florida, North Carolina, Michigan, Tennessee, Ohio, Illinois, Arizona and Virginia and GNMA certificates backed by pools of first mortgage loans on residential properties. The Registrant will also assume all liabilities of the Partnership, including taxable mortgages and tax-exempt mortgage loans totaling approximately $69.3 million, all of which are secured by first mortgages on its apartment complexes. The Partnership has approximately $7.0 million of borrowings under repurchase agreements which are collateralized by GNMA certificates secured by first mortgages on multifamily properties. Additionally, the Partnership's Variable Rate Junior Notes with an outstanding balance of approximately $2.4 million will be assumed as liabilities of the Registrant. No shares of the Registrant's common stock will be issued to holders of these notes. The Registrant will continue to operate as a real estate investment trust for federal tax purposes after the merger.

The Registrant will issue shares of its common stock and cash to the holders of the limited partner and general partner interests in the Partnership upon consummation of the merger. Each Unit representing an assigned limited partnership interest in the Partnership as of the date of the merger will be converted into the right to receive 0.7910 shares of the common stock of the Registrant and a cash payment of $0.39 per Unit. Fractional shares will be rounded up or down to the nearest whole number. Approximately 5,376,470 shares of the common stock of the Registrant will be issued to Unit holders in connection with the merger. The general partner's 1% interest in the Partnership will be converted into the right to receive 54,308 shares of the common stock of the Registrant plus a cash payment of $26,776.

The exchange ratio negotiated between the Registrant and the Partnership to determine the number of share of the Registrant's common stock issued for each Unit in the merger approximated the relative prices of the Units and the Registrant's common stock on the Nasdaq stock market over the 30 trading days prior to the date of the Merger Agreement. The cash payment of $0.39 is intended to provide cash to Unit holders to pay state and federal income taxes arising from the merger.

The Registrant is externally managed by its Advisor, America First Apartment Advisory Corporation. The Advisor is controlled by America First Companies L.L.C. The Advisor will continue to manage the newly combined properties of the Registrant. The general partner of the Partnership is America First Capital Source I, L.L.C. The general partner is also controlled by America First Companies L.L.C. All the executive officers of the Advisor are also executive officers of the Registrant. The Registrant has also retained America First Properties Management Company L.L.C. to manage each of its multifamily apartment properties. This property manager is wholly owned by America First Companies L.L.C. Additionally, some of the directors and executive officers of the Registrant are also managers and executive officers of the America First Companies L.L.C. These individuals include Michael Yanney, the Chairman of America First Companies L.L.C. and of the Registrant, Lisa Roskens, the President and Chief Executive Officer and a manager of America First Companies L.L.C. and a director of the Registrant, John H. Cassidy, the President and Chief Executive Officer of the Registrant, Mark A. Hiatt, the Chief Financial Officer of America First Companies L.L.C. and the Registrant, Joseph Grego, the Executive Vice President-Real Estate of the Registrant, Maurice Cox, Jr., the Executive Vice President-Investor Relations of the Registrant, George Krauss, a manager of America First Companies L.L.C. and a director of the Registrant, and Gail Yanney, a manager of America First Companies L.L.C.

(b) The Partnership's investment strategy focused on acquiring multifamily apartment complexes as long-term investments in addition to the investment in equity securities of real estate investment trusts and securities issued by GNMA with cash not invested in apartment complexes. The Registrant intends to continue to operate such newly-acquired properties as multifamily residences and to primarily focus its acquisition efforts on established multifamily properties in stable markets. The Registrant does not currently have any binding commitments for the sale of its multifamily apartment complexes.

Item 7. Financial Statements and Exhibits.

    Financial Statements of Businesses Acquired.

    The financial statements of the Partnership required to be furnished pursuant to this Item 7(a) are incorporated by reference to the Partnership's Form 10-Q, for the period ended March 31, 2004, filed May 18, 2004 and its Form 10-K, for the period ended December 31, 2003, filed March 18, 2004.

    Pro Forma Financial Information.

    The pro forma financial information required to be furnished pursuant to this Item 7(b) is incorporated by reference to pages F-1 through F-6 of the Joint Proxy Statement/Prospectus filed by the Registrant and the Partnership pursuant to Rule 424(b)(3) on April 1, 2004 and the Registrant's Registration Statement on Form S-4 (Commission File No. 333-111036).

    Exhibits.

The following exhibits are filed as required by Item 7(c) of this report. Exhibit numbers refer to the paragraph numbers under Item 601 of Regulation S-K:

    Agreement and Plan of Merger, dated November 25, 2003, between the Registrant and America First Real Estate Investment Partners, L.P. and Amendment to Agreement and Plan of Merger, dated February 10, 2004 (incorporated by reference to Exhibit 2.1 to Amendment No. 3 to the Company's Registration Statement on Form S-4 (Commission File No. 333-111036) filed by the Registrant on March 18, 2004).

99 Press release issued by the Registrant on May 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST APARTMENT INVESTORS, INC.,

By  /s/ John H. Cassidy

John H. Cassidy, President and Chief Executive Officer

Dated: May 26, 2004

EXHIBIT 99

PRESS RELEASE FOR IMMEDIATE RELEASE

DATE: May 26, 2004 NASDAQ SYMBOLS: APRO, AFREZ

CONTACT: Maurice E. Cox, Jr. 402-444-1630

America First Apartment Investors, Inc. and America First Real Estate Investment Partners, L.P. Announce Approval of Plans to Merge

(Omaha, NE) America First Apartment Investors, Inc. (NASDAQ: APRO) and America First Real Estate Investment Partners, L.P. (NASDAQ: AFREZ) announced today that the Merger Agreement under which AFREZ will merge with and into APRO has been approved by the holders of (i) a majority of the issued and outstanding shares of APRO's common stock and (ii) a majority of the issued and outstanding Beneficial Unit Certificates (BUCs) of AFREZ. The merger will be effective June 3, 2004, with the last trading day for AFREZ BUCs being June 2, 2004.

The Merger Agreement provides that the limited partners of AFREZ will receive 0.7910 shares of APRO common stock for each BUC they hold on the effective date of the merger and a one-time cash distribution of $0.39 per BUC. Based on the closing sale price of APRO common stock of $10.35 on May 25, 2004, the dollar value of the aggregate merger consideration will be approximately $58.3 million or $8.58 per BUC.

As a result of the merger, APRO will own and operate 29 multifamily apartment complexes comprising approximately 6,100 rental units. After the merger, APRO intends to continue to pursue its business plan of acquiring additional multifamily apartment properties and other residential real estate investments. The board of directors of APRO expects to continue to pay dividends quarterly at the annual rate of $1.00 per share after the merger and has approved the payment of the second quarter dividend of $0.25 per share on July 30, 2004, for shareholders of record on June 30, 2004.

The terms of the Merger Agreement were negotiated on behalf each company by special committees consisting solely of independent directors of APRO and independent managers of the general partner of AFREZ. The special committee representing APRO was advised by Friedman, Billings, Ramsey & Co., Inc. The special committee representing AFREZ was advised by Houlihan Lokey Howard & Zukin. Friedman, Billings, Ramsey & Co., Inc. has rendered an opinion to the effect that the transaction is fair, from a financial point of view, to APRO and its stockholders. Houlihan Lokey Howard & Zukin has rendered an opinion to the effect that the transaction is fair, from a financial point of view, to AFREZ and its BUC holders.

Information contained in this Press Release contains "forward-looking statements" relating to, without limitation, future performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Several factors with respect to such forward-looking statements, including certain risks and uncertainties, could cause actual results to differ materially from those in such forward-looking statements.